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                                                                      EXHIBIT 24

                           Consent of Ernst & Young,
                           -------------------------
                              Independent Auditors
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                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mycogen Corporation 1992 Stock Purchase Plan and Restricted Stock Issuance Plan and of our report dated October 17, 1995, with respect to the consolidated financial statements and schedules of Mycogen Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young


                                    ERNST & YOUNG



San Diego, California
February 9, 1996